EXHIBIT 99.2

Stage It Corp.

Balance Sheets

(Unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$69,342	$281,003
Prepaid expense	1,854	-
Other assets	-	127,874
Total current assets	71,196	408,877
Fixed assets -net	60,303	62,912
Total assets	131,499	$471,789

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$599,817	$427,087
Accrued liabilities	2,313,671	1,785,861
Accrued interest	840,197	650,654
Accrued interest -related party	893,632	767,715
Notes payable	879,922	179,000
Convertible notes -related party	547,500	547,500
Convertible notes	315,000	315,000
Derivative liability	2,670,163	2,404,981
Total current liabilities	9,059,902	7,077,798
Total liabilities	9,059,902	7,077,798

Commitments and contingencies		-

Stockholders’ Equity:
Preferred Stock, Series A, $0.0001 par value, 400,000 shares authorized, 40,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020	4	4
Preferred Stock, Series A-1, $0.0001 par value, 3,000,000 shares authorized, 246,543 shares issued and outstanding as of September 30, 2021 and December 31, 2020	25	25
Preferred Stock, Series A-2, $0.0001 par value, 2,000,000 shares authorized, 200,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020	20	20
Preferred Stock, Series A-3, $0.0001 par value, 300,000 shares authorized, 196,522 shares issued and outstanding as of September 30, 2021 and December 31, 2020	20	20
Common stock, $0.0001 par value, 20,000,000 shares authorized, 972,614 shares issued and outstanding as of September 30, 2021 and December 31, 2020	97	97
Additional paid in capital	4,454,592	3,963,327
Accumulated deficit	(13,383,161)	(10,569,502)
Total stockholders’ equity	(8,928,404)	(6,606,009)
Total liabilities and equity	$131,499	$471,789

The accompanying notes are an integral part of the consolidated financial statements.

Stage It Corp.

Statements of Operations

(Unaudited)

	Nine months	Nine months
	ended	ended
	September 30,	September 30,
	2021	2020
Revenue-net	$313,811	$895,145

Operating expenses:
General and administrative expenses	212,728	122,032
Contractor expenses	259,686	242,963
Payroll expense	1,320,436	658,317
Stock-based compensation	491,265	-
Legal and professional fees	114,150	36,365
Total operating expenses	2,398,265	1,059,677
Income(loss) from operations	(2,084,454)	(164,532)
Other income (expense)
Change in derivative liability	(265,182)	(229,467)
Interest expense	(464,023)	(223,172)
Other income (expense), net	(729,205)	(452,639)
Net loss	(2,813,659)	(617,171)

Basic and diluted earnings (loss) per common share	$(2.89)	$(0.63)

Weighted-average number of common shares outstanding:
Basic and diluted	972,614	972,614

The accompanying notes are an integral part of the consolidated financial statements.

Stage It Corp.

Statements of Cash Flows

(Unaudited)

	Nine months	Nine months
	ended	ended
	September 30,	September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(2,813,659)	$(617,171)
Depreciation	17,767	-
Stock based compensation	491,265
Change in balance sheet accounts
Prepaid expenses	(1,854)	(2,480)
Other assets	127,874	(75,038)
Accounts payable	172,729	195,210
Accrued liabilities	527,811	729,760
Accrued interest	315,460	223,172
Derivative liability	265,182	229,467
Net cash provided by (used in) operating activities	(897,425)	682,920

Cash flows from investing activities
Purchase of fixed assets	(15,157)	(21,789)
Net cash used in investing activities	(15,157)	(21,789)

Cash flows from financing activities:
Proceeds from notes payable	700,922	-
Net cash provided by (used in) financing activities	700,922	-

Net increase (decrease) in cash and cash equivalents	(211,660)	661,131
Cash and cash equivalents at beginning of period	281,003	88,457
Cash and cash equivalents at end of period	$69,342	$749,588

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of the consolidated financial statements.

Stage It Corp.

Statements of Changes in Stockholders’ Equity

(Unaudited)

	Preferred Stock Series A		Preferred Stock Series A-1		Preferred Stock Series A-2		Preferred Stock Series A-3		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance, December 31, 2019	40,000	$4	246,543	$25	200,000	$20	196,522	$20	972,614	$97	$3,963,327	$(8,939,994)	$(4,976,501)

Net income (loss)												$(617,171)	$(617,171)

Balance, September 30, 2020	40,000	$4	246,543	$25	200,000	$20	196,522	$20	972,614	$97	$3,963,327	$(9,557,166)	$(5,593,672)

	Preferred Stock Series A		Preferred Stock Series A-1		Preferred Stock Series A-2		Preferred Stock Series A-3		Common Stock		Additional Paid in	Accumulated	Stockholders’
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance, December 31, 2020	40,000	$4	246,543	$24.65	200,000	$20	196,522	$20	972,614	$97	$3,963,327	$(10,569,503)	$(6,606,009)

Net income (loss)												(2,813,659)	(2,813,659)

Stock based compensation											491,265		491,265

Balance, September 30, 2021	40,000	$4	246,543	$25	200,000	$20	196,522	$20	972,614	$97	$4,454,592	$(13,383,162)	$(8,928,404)

The accompanying notes are an integral part of the financial statements.

STAGE IT CORP.

UNAUDITED NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHE ENDED SEPTEMBER 30, 2021 AND 2020

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

History and Organization

Stage It Corp. (“Stage It”, or the “Company”) is a Delaware corporation formed in that operates an online venue for live an interactive performances through its technology platform that enables content creators to perform and create ticketed events, and provides fans with an opportunity to watch live shows, and ask artists questions and request songs.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, during the nine months ended September 30, 2021 the Company incurred a net loss of $2,813,659 and had a stockholders’ deficit of $13,383,161 as of September 30, 2021. In addition the Company had negative working capital of $8,988,706 These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The Company does not have any commitments for additional capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. As a result management has concluded that there substantial doubt about the Company’s ability to continue as a going concern.

On As of September 30, 2021, the Company had cash on hand of $69,342. Management estimates that the current funds on hand will be sufficient to continue operations through March 31, 2022. The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. Historically, the Company has been able to fund its operations from the proceeds of notes payable and convertible notes. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company can obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in the case of equity financing.

NOTE 2 – SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are expressed in United States dollars. For the periods ended September 30, 2021 and December 31, 2020 the financial statements include the accounts of the Company, Stage It. Corporation.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

Stage It receives revenue through a percentage of ticket sales and tipping. This show-based revenue creates a pool that is shared with the performing artist. Once a show is completed the revenue that has been created through tickets and tips is allocated. Typically, Stage It retains 20% of the revenue as an agent and the artist receives 80% of the revenue as the performer, however there are occasions when the profit split has different ratios. Revenue is recognized once a show is complete and the performance obligation to the consumer has been met. Since Stage It acts as agent, revenue is recorded on a net basis only on the 20% portion, less direct expenses such as broadcast costs, merchant processing fees, bank services charges, license fees and the cost of production.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the U.S requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. Significant estimates include the assumptions used to value the derivative liabilities, the valuation allowance for the deferred tax asset and the accruals for potential liabilities. Actual results could differ from these estimates.

Management’s Representation of Interim Financial Statements

The accompanying unaudited financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company uses the same accounting policies in preparing quarterly and annual financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. These financial statements should be read in conjunction with the audited financial statements and notes thereto at December 31, 2020.

Fair Value of Financial Instruments

The Company determines the fair value of its assets and liabilities based on the exchange price in U.S. dollars that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company uses a fair value hierarchy with three levels of inputs, of which the first two are considered observable and the last unobservable, to measure fair value:

●	Level 1 — Quoted prices in active markets for identical assets or liabilities.

●	Level 2 — Inputs, other than Level 1, that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of financial instruments such as cash, and accounts payable and accrued liabilities, approximate the related fair values due to the short-term maturities of these instruments. The carrying values of our notes payable approximate their fair values because interest rates on these obligations are based on prevailing market interest rates.

The fair value of the derivative liabilities of $2,670,163 and $2,404,091 on September 30, 2021, and December 31, 2020, respectively, were valued using Level 3 inputs.

Property and Equipment

Property and equipment are stated at cost or fair value if acquired as part of a business combination. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. The threshold for depreciating office equipment is $200, and $1,000 for furniture and fixtures Maintenance and repairs are charged to expense as incurred. The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in results of operations. The estimated useful lives of property and equipment are as follows:

Computers, software, and office equipment	3 years
Furniture and fixtures	7 years

As of September 30, 2021 and December 31, 2020 the Company’s property which consisted solely of computers amounted to $60,303 and $62,912, respectively. Depreciation expense for the nine months ended September 30, 2021 and 2020, amounted to $17,767 and $-0-, respectively.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not the net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

Income (Loss) per Common Share

Basic net income (loss) per share is computed by using the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per share is computed giving effect to all dilutive potential shares of Common Stock that were outstanding during the period. Diluted income (loss) per share reflects the potential dilution, using the treasury stock method, that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the income (loss) of the Company as if they had been converted at the beginning of the periods presented, or issuance date, if later. In computing diluted income (loss) per share, the treasury stock method assumes that outstanding options and warrants are exercised and the proceeds are used to purchase common stock at the average market price during the period. Options and warrants may have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options and warrants. Dilutive potential shares of Common Stock consist of incremental shares of Common Stock issuable upon exercise of stock options and, preferred stock and convertible notes. No dilutive potential shares of Common Stock were included in the computation of diluted net loss per share on September 30, 2021 and December 31, 2020 respectively, because their impact was anti-dilutive.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company entered into several convertible promissory notes in 2013, 2014 and 2015 with Evan Lowenstein the company founder and Director, Jaron Lowenstein the brother of Evan, Chuck Lowenstein the father of Evan. The Company also entered into several convertible promissory notes with Robert Jennings over the same period who is a Stage It Director. These notes were issued to fund the early growth of the Company. The notes were issued at 18% interest compound annually and can only convert to common stock upon the occurrence of a qualified funding, which has not occurred. As of September 30, 2021 and December 31, 2020 the balance of convertibles notes due to related parties was $547,500 and $547,500 respectively, and the accrued interest on September 30 2021 and December 31, 2020, was $893,632 and $767,515, respectively.

NOTE 4 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payables are recognized initially at the transaction price and subsequently measured at the undiscounted amount of cash or other consideration expected to be paid. Accrued expenses are recognized based on the expected amount required to settle the obligation or liability.

The following table sets forth the components of the Company’s accrued liabilities on September 30, 2021, and December 31, 2020.

	September 30, 2021	December 31, 2020
Accounts payable	$599,817	$427,086
Accrued liabilities (a)(b)	2,313,671	1,785,861
Accrued interest	840,197	650,654
Accrued interest- related parties	893,632	767,715
Total accounts payable and accrued liabilities	$4,647,317	$2,404,981

(a)	Includes $887,120 in liabilities due to artists, $846,477 in unredeemed outstanding notes purchased by users, and $376,703 in payroll liabilities as of September 30, 2021
(b)	Includes $946,537 in liabilities due to artists and $781,172 in unredeemed outstanding notes purchased by users as of December 31, 2020

NOTE 5 – NOTES PAYABLE

The following table sets forth the components of the Company’s notes payable on September 30, 2021, and December 31, 2020.

	September 30, 2021	December 31, 2020
Notes payable (a)	$879,722	$179,000
Convertible notes related party-past due (b)	547,500	547,500
Convertible notes-past due (b)	315,000	315,000
Total notes payable	$1,742,422	$1,041,500

(a)	Notes payable are comprised of a note for $179,000 at 15% interest in both period that is past due, a promissory note for $250,000 at 15% interest, advances of $35,000, and $415,922 in loans under the terms of revenue factoring agreement with three different lenders at an average rate of 15%
(b)	The Company entered into several convertible promissory notes in 2013, 2014 and 2015 with several related parties (see Note 3) and third parties. These notes were issued to fund the early growth of the Company. The notes were issued at 18% interest compound annually and can only convert to common stock upon the occurrence of a qualified funding, which has not occurred

NOTE 6 – DERIVATIVE LIABILITY

The FASB has issued authoritative guidance whereby instruments which do not have fixed settlement provisions are deemed to be derivative instruments. The conversion prices of the Notes described in Note 3 were not a fixed amount because they were either subject to an adjustment based on the occurrence of future offerings or events or they were variable. Since the number of shares is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to settle the conversion option. In accordance with the FASB authoritative guidance, the conversion features have been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations. As of September 30, 2021 and December 31, 2020 the derivative liabilities were valued using probability weighted option pricing models with the following assumptions:

	September 30, 2021	December 31, 2020
Exercise Price	$1.19	$1.19
Stock Price	$1.59	$1.59
Risk-free interest rate	.04%	.10%
Expected volatility	110.45%	94.55%
Expected life (in years)	1.00	1.00
Expected dividend yield	0%	0%
Fair Value:	$2,670,162	$2,404,981

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the conversion feature of the notes was based on the remaining term of the notes. The expected dividend yield was based on the fact that the Company has not customarily paid dividends in the past and does not expect to pay dividends in the future.

NOTE 7 – STOCKHOLDERS’ DEFICIT

Common stock

The Company has authorized 20,000,000 shares of $0.001 par value common stock. As of September 30, 2021 and December 31, 2020 there were 972,614 shares of common stock issued and outstanding.

Preferred stock

As of September 30, 2021 and December 31, 2021, the Company had four classes of non-redeemable Preferred stock $0.0001 Preferred A, Preferred A-1, Preferred A-2, and Preferred A-3, all with a par value of $0.0001. The number of Preferred Shares authorized and issued and outstanding are as follows:

Preferred A 400,000 shares authorized, 40,000 shares issued and outstanding

Preferred A-1 3,000,000 shares authorized, 246,543 shares issued and outstanding

Preferred A-2 2,000,000 shares authorized, 200,000 shares issued and outstanding

Preferred A-3 300,000 shares authorized, 196,522 shares issued and outstanding

Each share of preferred stock is convertible to common stock on a 1 for 1 basis

NOTE 8 – COMMITMENT AND CONTINGENCIES

The Company had no commitments or contingencies as of September 30, 2021 and December 31, 2020, respectively

NOTE 9 – SUBSEQUENT EVENTS

On February 14, 2022, the Company entered into an agreement with VNUE, Inc. to sell 100% of the ownership of the Company in a $10,000,000 stock transaction comprised of approximately $1,500,000 in cash and up to $8,500,000 in restricted VNUE common stock, some of which is milestone based.